Exhibit 10.2

STOCK OPTION AGREEMENT
PURSUANT TO
CHAMPION INDUSTRIES, INC.
2003 STOCK OPTION PLAN
                                       GRANT

     AGREEMENT made as of                                       , 200  , between Champion Industries, Inc., a West Virginia corporation (the “Company”) and                                       , an employee of the Company or one of its subsidiaries (the “Employee”).

     1. STOCK OPTION. The Company hereby grants to Employee the option to purchase up to                                        (                   ) shares of Company common stock. The right to purchase up to the maximum number of shares is conditioned upon Employee’s employment with Company or one of its subsidiaries at the time the option is exercised.

     2. EXERCISE OF OPTION. The option to purchase such shares may be exercised in whole or in part, at any time, by written notice delivered to the Company. Such notice shall state the number of shares with respect to which the option is being exercised and shall specify a date, not less than five nor more than ten days after the date of such notice, as the date on which the shares will be taken up and payment made therefore at the principal office of the Company. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, then the date for the delivery of such shares against payment therefore shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of shares specified in such notice on the date set forth therein, as the same may be extended as provided above, the exercise of this option shall terminate with respect to such number of shares, but shall continue with respect to the remaining shares covered by this Agreement and not yet acquired pursuant thereto.

     3. PAYMENT FOR SHARES. The purchase price is payable in cash or may be paid, in whole or in part, by delivering and exchanging Company common stock owned by Employee at the time the option is exercised, such stock being valued for purposes of the exchange at its fair market value at the time of the exercise of the option; provided, however, that the Company reserves the right to refuse to accept, as payment for any option hereunder, any Company common stock acquired pursuant to the Company’s Stock Option Plan unless the option pursuant to which such stock was acquired was granted to the Employee tendering such stock at least six months prior to the date of tender. For purposes of this section, fair market value shall mean the average of the closing bid and ask prices on the last business day immediately preceding the exchange date.

     4. WITHHOLDING TAXES. The Employee shall pay over to the Company, simultaneously with delivery of the purchase price, any withholding taxes which the Company is required to collect upon option exercise.

     The Company may, in its discretion, permit the Employee to satisfy withholding requirements or arrange for withholding of taxes in excess of minimum withholding liability by (i) directing the Company to withhold from the shares to be issued upon option exercise, or (ii) tendering from other shares of Company common stock owned by the Employee, the number of shares sufficient to satisfy the tax withholding amount. Valuation and eligibility for tender of shares shall be as prescribed in Section 3. Any such election by the Employee shall be irrevocable and must be made at least six months following the grant of the options and either (i) six months prior to the date the amount of tax due with respect to the exercise is calculated (the “Tax Date”) or (ii) prior to the Tax Date within a ten-day “window period” beginning the third business day following release of the Company’s annual or quarterly financial results and ending on the twelfth business day following that release.

     5. PURCHASE PRICE. The purchase price shall be $                    per share.

     6. TERMINATION OF OPTION. Except as herein otherwise stated, all unexercised options shall be extinguished upon the earlier of termination of employment with Company or one of its subsidiaries or                                       ,                    .

     7. DEATH OR DISABILITY; VOLUNTARY RETIREMENT. (a) In the event the employment of Employee shall terminate during any year by reason of the death or permanent disability of Employee (as determined in the sole discretion of the Board of Directors of Company), Employee, his heirs, legatees or legal representative, shall be entitled to exercise all options which Employee was entitled to exercise prior to death or permanent disability, provided that such exercise occurs within ninety (90) days of the date of such death or disability; thereafter, all unexercised options shall terminate and be extinguished.

     (b) In the event the employment of Employee shall terminate during any year by reason of the voluntary retirement of Employee (as determined in the sole discretion of the Board of Directors of the Company), Employee shall be entitled to exercise all options which Employee was entitled to exercise prior to voluntary retirement, provided that such exercise occurs prior to the earlier of (i) ninety (90) days after the date of voluntary retirement or (ii)                                       ,                    ; thereafter, all unexercised options shall cease and terminate.

     8. RECLASSIFICATION, CONSOLIDATION OR MERGER. If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of option shares and the option price per share may be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, Employee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same terms and conditions as set forth herein. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give Employee additional benefits which he did not have under the old option, or deprive him of benefits which he had under the old option.

     9. NO RIGHTS IN OPTION STOCK. Employee shall have no rights as a shareholder in respect of shares as to which any option shall not have been exercised and payment made as herein provided, and shall have no rights with respect to such shares not expressly conferred by this Agreement.

     10. SHARES RESERVED. The Company shall at all times during the term of this Agreement reserve and keep available such number of its common shares as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue taxes on the exercise of this option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

     11. NONASSIGNABILITY. No option shall be transferable by Employee otherwise than by will or the laws of descent and distribution. Options shall be exercisable by Employee during his lifetime only by him or, in the event of his legal incompetency, only by his guardian or legal representative.

     12. LIMITATIONS. Nothing in this Agreement shall be construed as creating a contract of employment nor shall this Agreement be construed as granting any rights to Employee except as herein expressly provided.

     13. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, successors and assigns.

     14. COMPANY STOCK OPTION PLAN CONTROLS. This Agreement and all options hereby granted are subject to all the terms and conditions of the Company’s Stock Option Plan. In the event of any conflict between the terms and provisions of this Agreement and the Company’s Stock Option Plan, the terms of the Company’s Stock Option Plan shall control.

     15. NO DISPOSITION OF UNDERLYING STOCK FOR SIX MONTHS. A total of six (6) months must elapse between the date of grant of this option and the date of sale of any Company common stock received through the exercise of options granted hereunder.

     16. The options granted by this Agreement are intended to be, and shall be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the                     day of                                       ,                    .

CHAMPION INDUSTRIES, INC.

By

Its President and Chief Operating Officer

Employee